           INDEFEASIBLE RIGHT OF USE AGREEMENT AND FINANCING AGREEMENT

                                      BETWEEN

                                  TELEGLOBE USA INC.

                             WORLDXCHANGE COMMUNICATIONS

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                                      - 1 -

THIS AGREEMENT, made and entered into as of October 5, 1998 (the "EFFECTIVE DATE").


BY AND BETWEEN:             TELEGLOBE USA INC. a Delaware corporation
                            having its principal office at 1751 Pinnacle Drive,
                            Suite 1600, McLean, Virginia 22102 hereinafter
                            referred to as "TELEGLOBE";

AND: WORLDXCHANGE COMMUNICATIONS, a corporation incorporated under the laws of California, having its principal office at 4350 La Jolla Village
                            Drive, Suite 100, San Diego, California 92122, hereinafter referred to as "WORLDXCHANGE".


WHEREAS, Teleglobe has acquired certain rights to trans-atlantic fiber optic capacity on the AC-1 Submarine Cable System and to associated backhaul capacity which will connect such trans-atlantic capacity to inland termination points as described in the Atlantic Crossing/AC-1 Submarine Cable System Capacity Purchase Agreement dated January 21, 1998 (the "Teleglobe Cable System"); and

WHEREAS, WorldxChange desires to take and pay for the right to use certain capacity in the Teleglobe Cable System as more fully set forth herein.

NOW, THEREFORE, the Parties agree as follows:


                                     ARTICLE 1
                                  INTERPRETATION

1.1 DEFINITIONS. This Section 1.1 lists defined terms used in this Agreement. Capitalized terms used in any provision of this Agreement and not otherwise defined therein shall have the following meanings, respectively, unless the context otherwise requires.

    (A) "AGREEMENT" shall mean this Agreement and the schedule attached hereto, as amended from time to time;

    (B) "DOLLAR" and "DOLLARS" and the symbol "$" shall mean lawful money of the United States of America;


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                                     - 2 -


     (C) "EFFECTIVE DATE" shall mean the date that the obligations arising under this Agreement shall be deemed to be in full force and effect notwithstanding the formal date of its execution by the Parties;

     (D) "MIU" shall mean a unit designated as the minimum unit of investment in the Teleglobe Cable System and shall consist of a Virtual Container 12 (VC-12), allowing the use of 2,048,000 bits per second (nominal 2 Mbit/s) digital stream. A MIU may be expressed in terms of whole or half-MIUs.

     (E) "OPERATION AND MAINTENANCE" or "O&M" shall mean the operation and maintenance of the submarine trans-atlantic cable capacity contained in the Teleglobe Cable System between the United States and the United Kingdom. Such operation and maintenance activities may include testing, adjustment, and storage of plant and equipment, repairs, maintenance, and reburial and replacement of plant;

     (F) "PARTIES" shall mean all of the parties hereto collectively; and "PARTY" shall mean any one of them;

     (G) "PERSON" shall mean an individual, corporation, company, cooperative, partnership, trust or unincorporated association and pronouns have a similarly extended meaning;

     (H) "RELEVANT C&MA" shall refer collectively the following agreements which are attached hereto and are incorporated herein by reference as the same may be amended from time to time:

               (1) That certain Capacity Purchase Agreement ("Capacity Purchase Agreement") (including attachments and annexes) dated January 21, 1998 between Global Telesystems, Ltd. and Teleglobe.

               (2) That certain Indefeasible Right of Use Agreement in Inland Capacity dated March 6, 1998 between GT Landing Corp. and Teleglobe.

               (3) That certain Broadbend Services Agreement dated March 20, 1998 between Racal Telecommunications Limited and Teleglobe.

     (I) "SERVICE DATE" shall mean the date of completion of installation, acceptance testing, and implementation of the Capacity and the Backhaul Capacity to provide a full circuit from 60 Hudson Street, New York, New York to Telehouse, London, England, the completion of which shall be confirmed in writing by Teleglobe to the WorldxChange. Subject to the compliance of both Parties of their respective obligations hereunder, it is anticipated that the Service Date will occur on or about July 31, 1998. Should the Service Date not occur prior to October 30, 1998, WorldxChange shall have the right, upon written notice to Teleglobe, to cancel this Agreement without any liability and Teleglobe shall promptly return any payments made by WorldxChange pursuant to this Agreement.

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                                      - 3 -

     (J) "TELEGLOBE CABLE SYSTEM" shall mean the Teleglobe's interest in that certain Atlantic Crossing/AC-1 Submarine Cable System trans-atlantic capacity between Brookhaven, New York and White Sands, United Kingdom, plus backhaul capacity between Brookhaven, New York and 60 Hudson Street, New York, New York, and between White Sands, UK and Telehouse, London, England, as more fully described in the relevant C&MA.

1.2 GENDER. Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

1.3 HEADINGS. The division of this Agreement into Articles, Sections, Subsections and other Subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

1.4 SEVERABILITY. Any Article, Section, Subsection or other Subdivision of this Agreement or any other provision of this Agreement which is proven to be illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from any illegal, invalid or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement and shall otherwise remain in full force and effect.

1.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement by and between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. Except as provided for herein, this Agreement may be amended only by an instrument in writing signed by both Parties.

1.6 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of Virginia, without giving effect to the laws of such state governing conflicts of laws.

1.7 OWNERSHIP. EXCEPT FOR THE RIGHTS SPECIFICALLY GRANTED TO WORLDXCHANGE UNDER THIS AGREEMENT, nothing in this Agreement shall vary the existing rights of ownership in those segments of the Teleglobe Cable System in which IRUs have been granted to WorldxChange. Ownership of all segments of the Teleglobe Cable System shall remain with Teleglobe and the other signatories to the Relevant C&MA as applicable.

                                  ARTICLE 2
                    GRANTING OF IRU AND BACKHAUL CAPACITY

2.1 GRANTING. Subject to WorldxChange making all payments to Teleglobe when due hereunder, as of and from the Service Date, Teleglobe grants to WorldxChange, on an IRU basis, an interest in one (1) STM-1 (155.52 Mbps) of capacity (the "Capacity") on the Teleglobe Cable System, with termination points at the beachhead cable station of the Teleglobe Cable System in
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                                      - 4 -

Brookhaven, New York on the west end, and at the beachhead cable station of the Teleglobe Cable System in White Sands, United Kingdom on the east end.

2.2 BACKHAUL CAPACITY. In addition to the grant of Capacity hereunder, subject to WorldxChange making all payments to Teleglobe when due hereunder, Teleglobe shall provide WorldxChange as of and from the Service Date with access to and use of one (1) STM-1 (15552 Mbps) of backhaul capacity (the "Backhaul Capacity") between the beachhead cable station of the Teleglobe Cable System in the United States and Teleglobe's point of presence at 60 Hudson Street, New York, NY, and between the beachhead cable station of the Teleglobe Cable Station in the United Kingdom and Teleglobe's point of presence at Telehouse, 5th Floor, Corriander Avenue, East India Docks, London, England, all of which shall be provided per the terms of this Agreement and for a term consistent with the IRU in the Capacity granted hereunder. The Backhaul Capacity is provided by Teleglobe as a service, and not on an IRU basis and is provided upon the same terms and conditions upon which Teleglobe has acquired it under its Atlantic Crossing/AC-1 Submarine Cable System Indefeasible Right of Use Agreement in Inland Capacity (United States) and Racal Telecommunications Limited Broadband Services Agreement
(UK), which are attached hereto.

2.3 O&M. Subject to WorldxChange making the required payments set forth in Articles 3 and 4 hereof, Teleglobe shall use reasonable efforts to ensure that the trans-atlantic submarine fiber optic cable capacity contained in the Teleglobe Cable System and the Backhaul Capacity is maintained in accordance with the Relevant C&MA between Teleglobe or its affiliate(s) and the owners of such capacity. Any charges incurred by Teleglobe relating to the operation and maintenance of the Backhaul Capacity, if any, shall be fully reimbursed by WorldxChange upon demand by Teleglobe, provided however, such charges shall not exceed the pro-rata amount of the total charges incurred by Teleglobe with respect to all equivalent capacity controlled by Teleglobe (including the Backhaul Capacity); and provided further that WorldxChange shall be permitted to take advantage of any periodic payment terms that Teleglobe receives.

2.4 SUBMARINE CABLE RESTORATION. Restoration will not be available on the trans-atlantic capacity contained in the Teleglobe Cable System until a complete loop is constructed between the US and UK beachhead cable stations, which is estimated to be complete by March 31, 1999. When such restoration becomes available to Teleglobe, Teleglobe agrees to provide such restoration to WorldxChange on a non-discriminatory basis with the capacity in the Atlantic Crossing/AC-1 Submarine Cable System retained by Teleglobe for its own use. Additionally, until such time as restoration on the trans-Atlantic capacity becomes available, Teleglobe agrees to permit WorldxChange to participate in any interim restoration arrangements available to Teleglobe pursuant to paragraph 2(j) of the Atlantic Crossing/AC-1 Submarine Cable System Capacity Purchase Agreement, at the same price and on the same terms as such interim restoration arrangements are obtained by Teleglobe.

                                  ARTICLE 3
              IRU GRANTING PRICE AND PRICE FOR BACKHAUL CAPACITY

3.1 IRU FEE AND BACKHAUL FEE. In consideration of the grant of the Capacity by Teleglobe to WorldxChange, WorldxChange agrees to pay to Teleglobe an IRU fee of Eight Million Two Hundred Fifty Thousand


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                                      - 5 -

Dollars (US$8,250,000) (the "IRU and Backhaul Fee") which Teleglobe shall finance over five (5) years at 12% per annum on a declining balance basis.

3.2 PAYMENT OF IRU FEE AND BACKHAUL FEE. WorldxChange hereby agrees and covenants to pay the IRU and Backhaul Fee over a five (5) year term on a monthly basis by pay the sum of One Hundred Eighty Three Thousand Five Hundred Seventeen Dollars ($183,517) by wire transfer, certified cheque, commencing on the first day of the month immediately after the Effective Date of this Agreement and continuing on the first day of each successive month until fully paid.

3.3 TAXES. All prices and charges due hereunder are exclusive of all applicable taxes, including value added tax, sales taxes, and duties or levies imposed by any authority, government or government agency (except income tax or other corporate taxes attributable to Teleglobe), all of which shall be paid promptly when due by WorldxChange.

                                   ARTICLE 4
                        PAYMENT OF CHARGES AND EXPENSES

4.1 ANNUAL O&M CHARGE. In consideration of Teleglobe's provision of O&M in connection with the IRU granted for the Capacity and Backhaul Capacity, WorldxChange shall pay to Teleglobe annually in advance the sum of Two Hundred Eighty Five Thousand ($285,000) (the "Annual O&M Charge"), which Annual O&M Charge shall increase by three percent (3%) each year, compounded annually but shall not exceed Three Hundred Thirty Thousand ($330,000) during the term of this Agreement.

4.2 INVOICING AND PAYMENTS. On the Service Date and on each anniversary thereof, Teleglobe shall submit to WorldxChange an invoice for the O&M Charge provided for in this Article 4 and for any applicable non-recurring cost. WorldxChange shall make full payment on all such invoices within thirty (30) days of such invoice. Invoices shall be paid in US Dollars in the manner set forth in Article 3.3.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF WORLDXCHANGE

REPRESENTATIONS AND WARRANTIES. WorldxChange represents and warrants to Teleglobe that WorldxChange has obtained, or will obtain prior to the Service Date, all relevant telecommunications licenses necessary for the acquisition of the Capacity, the execution and delivery of, and the performance of, its obligations under this Agreement and shall use all reasonable efforts to have continued in effect such exemptions, approvals, consents, authorizations, licenses and permits as long as it shall have obligations under this Agreement.


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                                     - 6 -


                                 ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF TELEGLOBE

6.1 REPRESENTATIONS AND WARRANTIES. Teleglobe represents and warrants to WorldxChange that:

     (A) it is authorized to sell and lease interests in the Capacity as contemplated hereunder;
     (B) the execution of this Agreement by Teleglobe will not constitute a breach of any other agreement to which Teleglobe is a party or bound; and,
     (C) as of the Service Date, Teleglobe had fully performed all obligations required on its part to be performed pursuant to the Relevant CM&A.

6.2 NO REPRESENTATION ON THE CAPACITY. Except as expressly set forth in this Agreement, Teleglobe has not made or shall not be deemed to have made any representations or warranties whatsoever with respect to the Capacity or the Backhaul Capacity. Teleglobe expressly disclaims with respect to WorldxChange and WorldxChange hereby expressly waives, releases and renounces, all warranties, obligations and liabilities of Teleglobe and all rights, claims and remedies against Teleglobe, express or implied, arising by law or otherwise, with respect to any failure, delay in installation, cancellation of, non-conformance, temporary or permanent failure of or defect in the Teleglobe Cable System or the Capacity or the Backhaul Capacity, as the case my be, whatsoever shall have been the cause and however long it shall have lasted (whether or not Teleglobe has been advised of the possibility of such loss or damage arising). Without limiting the generality of the foregoing, WorldxChange acknowledges and agrees that the Capacity and the Backhaul Capacity is being sold and leased on an "as is, where is" basis. Notwithstanding anything to the contrary contained herein, this provision shall not release Teleglobe from any liability for breach of any of the representations or warranties set for in Article 6.1, or the failure of Teleglobe to perform any obligations set forth in Article 7.2 hereof, or willful misconduct on the part of Teleglobe.

                                  ARTICLE 7
                    COVENANTS OF WORLDXCHANGE AND TELEGLOBE

7.1  During the term of this Agreement, WorldxChange shall:

     (A) pay to Teleglobe (or its designee, as may be notified in writing to WorldxChange, as the case may be) when they become due all amounts payable under this Agreement and otherwise comply with all other provisions of this Agreement;

     (B) maintain, at its own expense, an appropriate insurance policy with terms and coverage thresholds equal to or greater than the industry standard for major global telecommunications carriers for protection against all risks associated with the Capacity and Backhaul Capacity as reasonably deemed necessary by WorldxChange acting reasonably;

     (C) until all payment have been paid pursuant to Article 3.1, to undertake to keep the Capacity and Backhaul Capacity free of liens, charges and other encumbrances (including any inchoate liens or floating charges) and shall reimburse Teleglobe (or its designee, as the case may be), and in the event of accidental breach, to take all steps required to discharge such liens, charges and other encumbrances;

     (D) not use the Capacity or Backhaul Capacity for any illegal, unlawful, fraudulent or unauthorized purposes and, without limiting the generality of the foregoing, use the Capacity and Backhaul Capacity, at all times, in a manner consistent with the applicable authorization, licenses and permits for the landing, construction and operation of the Teleglobe Cable System;

     (E) use the Capacity and Backhaul Capacity in such a way as to avoid degrading the overall performance of the Teleglobe Cable System or causing interruptions of, or interference with, impairment or degradation of the use of any other capacity in the Teleglobe Cable System, or impair privacy of any communications over such facilities. If, after notification by Teleglobe, WorldxChange does not take immediate and effective action to comply with its obligations, Teleglobe may take reasonable action required to protect the other capacity in the Teleglobe Cable System up to and including the interruption of the Capacity and Backhaul Capacity responsible for the interruption, interference, impairment or degradation. WorldxChange shall bear the total cost of any protective measures reasonably required by Teleglobe to be installed on the Teleglobe Cable System resulting from the use of the Teleglobe Cable System by WorldxChange or any lessee, assignee, or customer of WorldxChange. WorldxChange shall cause all other purchasers of capacity on the Teleglobe Cable System to undertake obligations comparable to those of WorldxChange set forth in this Article;

     (F) upon reasonable prior notice or, at any time, if the situation or circumstance so justify, make available to Teleglobe the Capacity and Backhaul Capacity for such test and adjustment as may be necessary for the Capacity and Backhaul Capacity to be maintained in efficient working order.

7.2  During the term of this Agreement, Teleglobe shall:

     (A) Maintain and continue in effect such exemptions, approvals, consents, authorizations, licenses and permits required to perform its obligations under this Agreement; and,

     (B)  perform all of its obligations under the Relevant CM&A.

                                  ARTICLE 8
                              ADDITIONAL TERMS

RELEVANT C&MA. WorldxChange understands that the Teleglobe Cable System is subject to the terms and conditions of a Relevant C&MA, in which case, provided that such Relevant C&MA terms are applicable to Teleglobe and/or the Teleglobe Cable System, such Relevant C&MA terms shall similarly apply to the grant of Capacity or Backhaul Capacity by Teleglobe hereunder.

                                  ARTICLE 9
                         INTELLECTUAL PROPERTY RIGHTS

9.1 NO LICENSE. No license under patents is granted by Teleglobe or shall be implied or arise by estoppel in favor of WorldxChange with respect to any apparatus, system or method used by WorldxChange in connection with the use of the Capacity and Backhaul Capacity granted to WorldxChange under this Agreement.

9.2 SPECIFIC INDEMNIFICATION. With respect to claims of patent infringement made by third Persons, WorldxChange will save Teleglobe and the other signatories to the Relevant C&MA harmless against claims arising out of or based on the use by WorldxChange, in combination or in connection with the Capacity and the Backhaul Capacity, any apparatus, system or method provided by WorldxChange, or any lessee, assignee, or customer of WorldxChange.

                                  ARTICLE 10
                       LATE PAYMENTS AND PERFORMANCES

10.1 In the event that WorldxChange shall fail to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest at an annual rate equal to one hundred fifty percent (150%) of the prime rate of interest published by the Wall Street Journal as the base rate on corporate loans posted by a percentage of the nation's largest banks on the date any such payment is due, or if lower, the highest percentage allowed by law.

                                 ARTICLE 11
                                    TERM

11.1 The term of this Agreement shall begin on the Effective Date and subject to the provisions of Section 11.2, shall continue until the twenty-fifth anniversary of the ready for service date of the System as described in
Article 9(a) of the Relevant Capacity Purchase Agreement;

11.2 Upon the expiration of the Term hereof all of WorldxChange's rights to the use of Capacity and Backhaul Capacity subject to this Agreement shall revert to Teleglobe without reimbursement of any fees or other payments previously made with respect thereto, and from and after such time WorldxChange shall have no further rights or obligations with respect thereto.

11.3 Notwithstanding the termination of this Agreement, all payment obligations of WorldxChange for amounts still due or payable under this Agreement for the period ending at the date of termination shall survive until full payment.

                                  ARTICLE 12
                                EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

     (A) If WorldxChange fails to make full payment of the IRU Fee or the Backhaul Fee as contemplated in Section 3 of this Agreement or any other payments required to be made hereunder, including without limitation the Annual O&M Charge and any applicable non-recurring charges, when the same becomes due and payable as herein provided and such default has not been cured within fifteen (15) days after receipt by WorldxChange of a notice to that effect;

     (B) If WorldxChange fails to duly observe, perform and discharge the covenants, conditions and obligations on its part to be observed, performed or discharged hereunder (other than the default of payment of amounts under any provisions of this Agreement) and such default has not been cured within THIRTY (30) days after receipt by WorldxChange of a notice from Teleglobe;

     (C) If WorldxChange has defaulted on its payment obligations to Teleglobe or any of its affiliates under any telecommunications service agreements during such time as WorldXChange continues to be obligated to make payments pursuant to the provision of Article 3.1, herein, or if WorldxChange files for bankruptcy, or a petition for involuntary bankruptcy is filed which has not been dismissed within forty-five (45) days from the date of filing, or is adjudged bankrupt or has a receiver, administrative receiver, or manager appointed over the whole or substantially all of its assets, (or the IRU granted herein), or goes into liquidation (compulsory or voluntary), otherwise than for the purpose of an amalgamation or reconstruction (but always subject to the provisions of Article 16.1 herein or makes any arrangements with its creditors or has any form of execution or distress levied upon its assets or ceases to carry on its business.

     (D) If Teleglobe fails to observe, perform, discharge the covenants, conditions, an obligations on its part to be observed, performed, or discharged hereunder when such default has not been cured within thirty (30) days after receipt by Teleglobe of a notice from WorldxChange. Upon the occurrence of an event of default by Teleglobe, WorldxChange will have the right to terminate this Agreement and pursue all remedies available at law or in equity.

                              ARTICLE 13
                              TERMINATION

13.1 TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, Teleglobe shall have the right to terminate this Agreement immediately, and, in addition to any other remedies available hereunder, at law or in equity, shall be entitled to repossess the Capacity and cease providing the Backhaul Capacity without any other notice or action, with or without legal process. In addition, upon occurrence of an Event of Default, or in the event that any representation or warranty made by WorldxChange in article 5 hereof shall prove at any time to be materially untrue, Teleglobe may temporarily discontinue use of the Capacity and/or Backhaul Capacity without incurring any liability to WorldxChange, its assignees, its lessees or its customers, until the default, or breach of representation or warranty, is duly cured by WorldxChange to the reasonable satisfaction of Teleglobe.

13.2 OTHER REMEDIES. Termination of this Agreement by the Party not in default in accordance with the terms hereof shall be without prejudice to any other rights or remedies such Party shall have hereunder, at law or in equity.

                           ARTICLE 14
                    GENERAL INDEMNIFICATION

WorldxChange shall indemnify and save Teleglobe harmless from and against any direct or consequential claims, demands, actions, causes or action, damages, losses (which shall include any reduction in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively, the "LOSSES") which may be made against Teleglobe or which Teleglobe may suffer or incur as a result of, arising out of or relating to:

     (A) any non-performance of or non-compliance with any covenant, agreement or obligation of WorldxChange under or pursuant to this Agreement;

     (B) any incorrectness in, or breach of, any representation or warranty made by WorldxChange;

     (C) any action, suit, claim, trial, demand, investigation, arbitration or other proceeding by any Person containing allegations which, if true, would constitute an event described in this Section 14.

                              ARTICLE 15
                          DISPUTE RESOLUTION

ARBITRATION. Any difference, controversy or claim arising out of or relating to this Agreement, its interpretation or performance, shall be considered a "DISPUTE". Any Dispute may, by the written mutual agreement of the Parties, be referred to binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect on the date the arbitration is submitted to the tribunal of arbitration. Any arbitration proceedings shall be conducted in Washington, D.C. in the English language.

                             ARTICLE 16
                            MISCELLANEOUS

16.1 ASSIGNMENT. Neither this Agreement nor any rights, remedies, liabilities or obligations arising under it or by reason of it shall be assignable by WorldxChange to a non-affiliated party (an affiliated shall be a party in which WorldXChange owns or controls [either directly or indirectly] more that fifty percent (50%) of the voting equity) without the prior written consent of Teleglobe which consent shall not be unreasonably be withheld. WorldXChange may upon prior written notice to Teleglobe assign it rights (but not its obligations) under this Agreement to an affiliated party. Teleglobe may assign this Agreement and its rights, remedies, liabilities and obligations hereunder without the consent of WorldxChange; provided, however that Teleglobe shall give WorldxChange written notice of the assignment of Teleglobe's interest hereunder to any Person that is not an affiliate of Teleglobe, and provided further that Teleglobe shall remain liable to WorldxChange for any breach or nonperformance of this Agreement by it's assignee or any successive assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained in this Article 16.1, the Parties further understand and agree that WorldXChange may lease the Capacity or grant IRUs in the capacity to third parties, but always subject to the provisions of this Agreement, including without limitation, Article 8 herein.

16.2 FURTHER ASSURANCES. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement.

16.3 NOTICES. Any notice, consent, request, authorization, permission, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by TELEX, telecopier or similar telecommunications device, return receipt requested, and addressed as follows:

     (A)     in the case of Teleglobe:

          TELEGLOBE USA INC.
          1751 Pinnacle Drive
          Suite 1600
          McLean, Virginia 22102
          Attention:  Vice President & General Manager
          Facsimile:  (703) 714-6653

     (B)  in the case of WorldxChange:

          WORLDXCHANGE COMMUNICATIONS
          4350 La Jolla Village Drive, Suite 100
          San Diego, California 92122
          Attention:  MR. ERIC G. LIPOFF, SENIOR VICE PRESIDENT AND
            GENERAL COUNSEL
          Facsimile:  (619) 452-3780

Any notice, consent, request, authorization, permission, direction or other communication delivered as aforesaid shall be deemed to have been effectively received, if sent by TELEX, telecopier or similar telecommunication device, on the Business Day next following transmission thereof, or, if personally delivered, on the date of such delivery, provided, however, that if such date is not a Business Day then it shall be deemed to have been received on the Business Day next following such delivery, provided that on the next Business Day such Party sends such notice, consent, request, authorization, permission or other communication by registered mail. An address may be modified by written notice delivered as aforesaid.

16.4 NO PARTNERSHIP. The relationship between Teleglobe and WorldxChange under this Agreement shall not be that of partners or joint venturers and nothing herein contained shall be deemed to constitute a partnership or joint venture between them and the rights and obligations of the Parties shall be limited to the express provisions of this Agreement.

16.5 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENT. It is expected that the Parties may disclose to each other proprietary or confidential technical, financial and business information ("PROPRIETARY INFORMATION"). Except as necessary to perform its obligations under this Agreement, the receiving Party shall not make any use of Proprietary Information for its own benefit or for the benefit of any other Person, and, except with the prior written consent of the disclosing Party or as otherwise specifically provided herein, the receiving Party will not, during and for a period of three (3) years after the termination of this Agreement, duplicate, use or disclose any Proprietary Information to any Person.

The receiving Party shall not disclose all or any part of the disclosing Party's Proprietary Information to any affiliates, agents, officers, directors, employees or representatives (collectively, "REPRESENTATIVES") of the receiving Party, except on a need to know basis. Such Representatives shall be informed of the confidential and proprietary nature of the Proprietary Information. Each Party shall maintain the other Party's Proprietary Information with at least the

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                                        - 13 -


same degree of care each Party uses to maintain its own proprietary information. The receiving Party shall immediately advise the disclosing Party in writing of any misappropriation or misuse by any Person of the disclosing Party's Proprietary Information of which the receiving Party is aware.

All Proprietary Information in whatever form shall be promptly returned by the receiving Party to the disclosing Party upon written request by the disclosing Party for any reason or upon termination of this Agreement.

Each receiving Party acknowledges that the Proprietary Information of the disclosing Party is central to the disclosing Party's business and was developed by or for the disclosing Party at a significant cost. Each receiving Party further acknowledges that damages would not be an adequate remedy for any breach of this Agreement by the receiving Party or its Representatives and that the disclosing Party may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the receiving Party or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this
Section 16.5, but shall be in addition to all other remedies available at law or in equity to the disclosing Party.

None of the Parties shall disclose or make any public announcement of the existence of this Agreement, the transaction contemplated hereby or the contents hereof without in each case the prior written consent of the other, unless such disclosure is required by law and then only after prior notice to the other Party.

16.6 GRANT OF SECURITY INTEREST. WorldxChange hereby grants to Teleglobe, as security for the payment of all amounts due from WorldxChange and the performance of all other obligations of WorldxChange hereunder until such time as all payments have been made as set forth in Article 3.1 herein, a first-priority security interest in and continuing lien upon all of WorldxChange's right (including any right WorldxChange may have to convey title thereto), title and interest in (i) the Capacity, (ii) all rights of WorldxChange under this Agreement, and (iii) any and all proceeds of the foregoing, all payments thereon, and any and all additions thereto. Simultaneously with the execution of this Agreement, and at any subsequent time during the Term of this Agreement upon request of Teleglobe, WorldxChange will execute and deliver to Teleglobe such financing statements and continuation statements as Teleglobe may require for purposes of perfecting and continuing the perfection of each security interest and continuing lien.

16.7 WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in writing signed by the Party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or any other right arising under this Agreement.

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                                       - 14 -

16.8 FORCE MAJEURE. Neither Party shall be responsible for failures to perform or delays in performing its obligations, (except for any payment obligations hereunder) due to causes beyond its reasonable control and without its fault or negligence.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first above written.


TELEGLOBE USA INC.                                   WORLDXCHANGE
                                                     COMMUNICATIONS


By:  /s/  John C. Cahill, Jr.                        By:  /s/  Edward S. Soren
     ------------------------                             ---------------------


Name:     John C. Cahill, Jr.                          Name:   Edward S. Soren

Title:    President and General Manager                Title:  President

Date:     10/5/98                                      Date:   10/5/98
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